SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The MONY Group Inc. sent the following letters to certain stockholders on or about May 4, 2004.

The MONY Group Inc.
1740 Broadway
New York, NY 10019
www.mony.com

May 4, 2004

This may be your final opportunity to accept or reject MONY’s merger proposal with AXA Financial, Inc., which was amended recently to provide you with additional value.

If the merger is completed, you will receive $31.33-$31.35 per share for each of your MONY shares ($31.00 per share in cash from AXA Financial, plus approximately $0.33 to $0.35 in dividends from MONY).

VOTE “FOR” THE PROPOSED MERGER

•

Research analysts continue to support the transaction. Well-respected equity research analysts have stated that MONY’s stock price may decline if the merger is not approved. One highly respected analyst, Vanessa Wilson of Deutsche Bank, said recently that AXA Financial’s proposal is a “fair price for the MONY Group franchise” and is “in line with recent transactions” in the life insurance industry. Moreover, she notes that MONY’s stock price could fall significantly if there is no transaction with AXA Financial.

•

While a handful of dissident stockholders, including a “hedge fund” called Highfields Capital Management, have told you to vote “No” and thereby accept uncertainty and downside risk, what Highfields did not tell you is that it had entered into trades that would result in profits for Highfields if the AXA Financial-MONY merger is not completed. Despite its vigorous public opposition to the AXA Financial-MONY transaction, Highfields chose not to tell you important information regarding certain of its economic interests in opposing the transaction until it was forced to do so in recent court proceedings where it was revealed that Highfields had a $25-$30 million short position (as of 2/17/04) in the convertible bonds (“ORANs”) that AXA issued to finance the MONY transaction. Because of the terms of the ORANs, Highfields would profit from its short position while MONY stockholders would receive nothing in the event the AXA Financial-MONY merger is not completed. As you consider how to vote, ask yourself if your interests are the same as Highfields.

•

MONY’s already-low ratings are likely to drop further if there is no AXA Financial-MONY deal. Rating agencies have continued to suggest that a “No” vote could result in a downgrade of MONY. Standard & Poor’s has already downgraded MONY and said on February 19, 2004 that MONY’s ratings “are likely to be lowered by an additional one or two notches” if there is no transaction with AXA Financial. A two-notch downgrade by S&P would give MONY a junk-bond debt rating. Moreover, a one- or two-notch downgrade in MONY’s insurance company ratings could have negative implications for its ability to retain customers and producers.

•	No other bidders have emerged for MONY despite ample opportunity to do so. Other bidders have had seven months to come forward with a better offer. None has.

•

The dissenters have made no progress in providing concrete alternatives to the merger. Again, after seven months, the dissidents have yet to offer any alternative to the AXA Financial-MONY transaction of greater value to you.

•	If you are a MONY policyholder, the merger and cash payment to you for your stock will not affect your insurance policy and is likely to result in an upgrade of MONY’s financial strength ratings.

•

The Board of Directors of MONY has unanimously reaffirmed its conclusion that the proposed merger with AXA Financial is the best way to maximize the value of your investment in MONY and recommends that you vote “FOR” the cash merger today.

YOUR VOTE IS IMPORTANT

Regardless of the number of shares you hold, it is important that your shares be represented and voted at the special meeting on May 18, 2004. Therefore, please sign, date and mail your proxy card as soon as possible, whether or not you plan to attend the special meeting, to ensure that your shares are voted. Should you prefer, Internet and telephone voting are also available. Please refer to the directions on your enclosed proxy card. If you have any questions or need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting MONY, toll-free at 1-800-488-8075.

Important Legal Information: MONY has filed a revised definitive proxy statement and MONY intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the revised proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A revised definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the revised definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The revised definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com). Forward-looking Statements: The foregoing contains forward-looking statements concerning MONY’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning MONY’s operations, economic performance, prospects and financial condition for 2004 and following years. MONY claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among MONY, AXA Financial, Inc., and AIMA Acquisition Co., including approval of MONY’s shareholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; MONY could experience losses, including venture capital losses; MONY could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; MONY could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; MONY could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; MONY could be required to recognize in its earnings “other than temporary impairment” charges on its investments in fixed maturity and equity securities held by it; MONY could have to write off investments in certain securities if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from MONY’s mortality assumptions; MONY could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for MONY’s products. MONY does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

The MONY Group Inc.
1740 Broadway
New York, NY 10019
www.mony.com

DON’T LOSE YOUR CHANCE TO CAPTURE

THE VALUE OF YOUR MONY STOCK!

This may be your final chance to vote your proxy on MONY’s merger proposal with AXA Financial, Inc., which was amended recently to provide you with additional value.

If the merger is completed, you will receive $31.33-$31.35 per share for each of your MONY shares ($31.00 per share in cash from AXA Financial, plus approximately $0.33 to $0.35 in dividends from MONY).

NOT VOTING IS EQUIVALENT TO A VOTE “AGAINST” THE MERGER PROPOSAL –AND YOUR RIGHT TO RECEIVE CASH PAYMENTS TOTALING APPROXIMATELY $31.33-$31.35.

VOTE “FOR” THE PROPOSED MERGER

•

The Board of Directors of MONY has unanimously reaffirmed its conclusion that the proposed merger with AXA Financial is the best way to maximize the value of your investment in MONY and recommends that you vote “FOR” the cash merger today.

•	Professional stock analysts who follow MONY and the life insurance industry have also concluded that AXA Financial’s offer provides fair value to MONY’s stockholders.

•	If the merger is not approved, MONY has been warned that further ratings downgrades are likely, in which case investment professionals have predicted that MONY’s share price may decline.

•	Finally, if you are a MONY customer, the merger and cash payment to you for your stock will not affect your current policies and is likely to result in an upgrade of MONY’s financial strength ratings.

YOUR VOTE IS IMPORTANT

Regardless of the number of shares you hold, it is important that your shares be represented and voted at the special meeting on May 18, 2004. Therefore, please sign, date and mail your proxy card as soon as possible, whether or not you plan to attend the special meeting, to ensure that your shares are voted. Should you prefer, Internet and telephone voting are also available. Please refer to the directions on your enclosed proxy card. If you have any questions or need assistance in voting your shares, please call D. F. King & Co., Inc., which is assisting MONY, toll-free at 1-800-488-8075.

May 4, 2004

Important Legal Information: MONY has filed a revised definitive proxy statement and MONY intends to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the revised proxy statement regarding the acquisition, carefully in its entirety, because it contains important information about the proposed transaction. A revised definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the revised definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The revised definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by writing to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn. John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn. Robert Walsh (Robert.Walsh@axa-financial.com). Forward-looking Statements: The foregoing contains forward-looking statements concerning MONY’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning MONY’s operations, economic performance, prospects and financial condition for 2004 and following years. MONY claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among MONY, AXA Financial, Inc., and AIMA Acquisition Co., including approval of MONY’s shareholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; MONY could experience losses, including venture capital losses; MONY could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; MONY could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; MONY could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; MONY could be required to recognize in its earnings “other than temporary impairment” charges on its investments in fixed maturity and equity securities held by it; MONY could have to write off investments in certain securities if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from MONY’s mortality assumptions; MONY could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for MONY’s products. MONY does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.